EXHIBIT 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 2nd QUARTER 2007 RESULTS

El Segundo, California, August 2, 2007 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended June 30, 2007. Income from continuing operations for the three and six months ended June 30, 2007 excluding the valuation gain on the Company’s Product Supply Agreement with Gambro Renal Products, and excluding after-tax gains on the sale of investment securities was $88.7 million and $165.2 million, or $0.83 and $1.55 per share, respectively, as compared with $64.3 million and $122.1 million, or $0.61 and $1.16 per share, respectively, for the same periods of 2006.

Income from continuing operations for the three and six months ended June 30, 2007 including the valuation gain on the Product Supply Agreement and the gains on the sale of investment securities was $125.0 million and $201.6 million, or $1.17 and $1.89 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12-months ended June 30, 2007 operating cash flow was $501 million and free cash flow was $389 million. For the three months ended June 30, 2007, operating cash flow was $126 million and free cash flow was $102 million.

•

Operating Income: Operating income for the three and six months ended June 30, 2007 excluding the pre-tax valuation gain on the Product Supply Agreement of $55 million, was $206 million and $399 million, respectively.

•

Volume: Total treatments for the second quarter of 2007 were 3,792,419 or 48,621 treatments per day, as compared to 3,602,567 or 46,187 treatments per day for the second quarter of 2006. Non-acquired treatment growth in the quarter was 4.6% over the prior year’s second quarter.

•

Center Activity: As of June 30, 2007, we operated or provided administrative services at 1,321 outpatient dialysis centers serving approximately 106,000 patients, which includes 32 third-party owned centers serving approximately 3,000 patients. During the second quarter of 2007, we acquired 4 centers, opened 10 new centers, and divested one center.

•	Effective Tax Rate: We still expect the annual effective tax rate for 2007 to be in the range of 39.0%—40.0%.

Outlook

We are revising our 2007 operating income guidance: operating income is now expected to be in the $790-$820 million range. Our previous guidance was for operating income to be in the range of $740-$780 million. Our operating income guidance for 2008, excluding the impact of any potential Medicare legislation, is projected to be in the range of $790-$850 million. We are entering into a period of unusual earnings uncertainty. Therefore the guidance range for 2008 does not capture as high a percentage of the potential outcomes as usual. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the second quarter ended June 30, 2007 on August 2, 2007 at 5PM Eastern Time. The dial in number is (800)-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2007 and 2008 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended March 31, 2007. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and the resolution of various investigations by the U.S. Attorney’s Office for the Eastern District of New York, the U.S. Attorney’s Office for the Eastern District of Missouri, the Office of the Inspector General’s Office in Houston, Texas, and DVA Renal Healthcare’s compliance with its corporate integrity agreement,

•	our ability to complete and integrate acquisitions of businesses, and

•	the successful integration of DVA Renal Healthcare’s billing and collection operations.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net operating revenues	$1,312,735	$1,207,816	$2,590,901	$2,371,004
Operating expenses and charges:
Patient care costs	891,013	842,973	1,772,598	1,660,746
General and administrative	122,432	111,444	235,653	215,612
Depreciation and amortization	47,058	41,717	92,848	83,608
Provision for uncollectible accounts	33,944	31,230	67,579	61,310
Minority interests and equity income, net	12,346	8,700	22,964	15,901
Valuation gain on Alliance and Product Supply Agreement	(55,275)	—	(55,275)	—

Total operating expenses and charges	1,051,518	1,036,064	2,136,367	2,037,177

Operating income	261,217	171,752	454,534	333,827

Debt expense	(62,911)	(68,436)	(131,781)	(138,895)
Other income	7,658	2,973	10,853	6,847

Income from continuing operations before income taxes	205,964	106,289	333,606	201,779
Income tax expense	80,940	41,960	132,000	79,670

Income from continuing operations	125,024	64,329	201,606	122,109
Discontinued operations
Loss on disposal of discontinued operations, net of tax	—	(1,092)	—	(1,403)

Net income	$125,024	$63,237	$201,606	$120,706

Earnings per share:
Basic earnings per share from continuing operations	$1.19	$0.62	$1.92	$1.18

Basic earnings per share	$1.19	$0.61	$1.92	$1.17

Diluted earnings per share from continuing operations	$1.17	$0.61	$1.89	$1.16

Diluted earnings per share	$1.17	$0.60	$1.89	$1.14

Weighted average shares for earnings per share:
Basic	105,451,306	103,479,062	105,246,995	103,046,461

Diluted	107,011,248	105,645,208	106,879,727	105,486,027

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$201,606	$120,706
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	92,848	83,608
Valuation gain on Alliance and Product Supply Agreement	(55,275)	—
Stock-based compensation expense	16,326	11,455
Tax benefits from stock award exercises	12,481	23,628
Excess tax benefits from stock-based compensation	(10,516)	(22,054)
Deferred income taxes	27,458	(20,980)
Minority interests in income of consolidated subsidiaries	23,502	17,360
Distributions to minority interests	(25,230)	(13,357)
Equity investment income	(538)	(1,459)
(Gain) loss on disposal of discontinued operations and other dispositions	(1,866)	427
Non-cash debt and non-cash rent charges	8,430	8,880
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(27,427)	(2,555)
Inventories	19,503	(23,282)
Other receivables and other current assets	(33,793)	(15,522)
Other long term assets	(5,095)	(1,040)
Accounts payable	(31,146)	(20,997)
Accrued compensation and benefits	(701)	60,829
Other current liabilities	13,891	70,714
Income taxes	(10,292)	(46,755)
Other long-term liabilities	(234)	2,920

Net cash provided by operating activities	213,932	232,526

Cash flows from investing activities:
Purchase of investments	(37,076)	—
Additions of property and equipment, net	(104,999)	(115,362)
Acquisitions and purchases of other ownership interests	(6,262)	(69,578)
Proceeds from divestitures and asset sales	622	21,098
Proceeds from sale of investments	25,418	—
Investments in and advances to affiliates, net	13,476	9,981
Purchase of intangible assets	(556)	(5,630)

Net cash used in investing activities	(109,377)	(159,491)

Cash flows from financing activities:
Borrowings	8,227,417	2,925,838
Payments on long-term debt	(8,271,098)	(3,139,358)
Deferred financing costs	(4,228)	(2)
Excess tax benefits from stock-based compensation	10,516	22,054
Stock option exercises and other share issuances, net	19,538	25,941

Net cash used in financing activities	(17,855)	(165,527)

Net increase (decrease) in cash and cash equivalents	86,700	(92,492)
Cash and cash equivalents at beginning of period	310,202	431,811

Cash and cash equivalents at end of period	$396,902	$339,319

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$396,902	$310,202
Short-term investments	21,947	4,734
Accounts receivable, less allowance of $184,538 and $171,757	959,812	932,385
Inventories	69,860	89,119
Other receivables	172,299	148,842
Other current assets	33,326	25,124
Deferred income taxes	233,334	199,090

Total current assets	1,887,480	1,709,496
Property and equipment, net	866,370	849,966
Amortizable intangibles, net	186,968	203,721
Investments in third-party dialysis businesses	1,984	1,813
Long-term investments	14,179	13,174
Other long-term assets	47,487	45,793
Goodwill	3,666,914	3,667,853

	$6,671,382	$6,491,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$220,540	$251,686
Other liabilities	484,238	473,219
Accrued compensation and benefits	336,939	341,766
Current portion of long-term debt	9,564	20,871
Income taxes payable	22,188	24,630

Total current liabilities	1,073,469	1,112,172
Long-term debt	3,698,403	3,730,380
Other long-term liabilities	57,887	50,076
Alliance and product supply agreement	43,973	105,263
Deferred income taxes	163,293	125,642
Minority interests	133,701	122,359
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 105,646,605 and 104,636,608 shares outstanding)	135	135
Additional paid-in capital	661,703	630,091
Retained earnings	1,335,118	1,129,621
Treasury stock, at cost (29,215,678 and 30,225,675 shares)	(509,313)	(526,920)
Accumulated other comprehensive income	13,013	12,997

Total shareholders’ equity	1,500,656	1,245,924

	$6,671,382	$6,491,816

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2007
	June 30, 2007	March 31, 2007	June 30, 2006
Financial Results excluding the valuation gain on the Product Supply Agreement and gains on sale of investment securities for the quarter and the six months ended June 30, 2007:
Income from continuing operations (1)	$88.7	$76.6	$64.3	$165.2
Net income (1)	$88.7	$76.6	$63.2	$165.2
Diluted earnings per share from continuing operations	$0.83	$0.72	$0.61	$1.55
Diluted earnings per share	$0.83	$0.72	$0.60	$1.55
Operating income (1)	$205.9	$193.3	$171.8	$399.3
Operating income margin	15.7%	15.1%	14.2%	15.4%
Other comprehensive income
Unrealized (loss) gain on securities, net of tax benefit (expense) of $0.5, ($0.5), ($2.2)	$(0.8)	$0.8	$3.4	$—

Business Metrics:
Volume
Treatments	3,792,419	3,700,271	3,602,567	7,492,690
Number of treatment days	78.0	77.4	78.0	155.4
Treatments per day	48,621	47,807	46,187	48,216
Per day year over year increase	5.3%	5.1%	94.0%	5.2%
Non-acquired growth year over year	4.6%	4.0%	4.1%	4.3%

Revenue
Total operating revenue	$1,313	$1,278	$1,208	$2,591
Dialysis revenue per treatment, including the lab	$337.94	$337.84	$329.02	$337.89
Per treatment increase from previous quarter	0.03%	1.0%	0.8%	—
Per treatment increase from previous year	2.7%	3.5%	1.5%	3.1%

Expenses
A. Patient care costs
Percent of revenue	67.9%	69.0%	69.8%	68.4%
Per treatment	$234.95	$238.25	$233.99	$236.58
Per treatment (decrease) increase from previous quarter	(1.4)%	1.7%	0.2%	—
Per treatment increase from previous year	0.4%	2.0%	5.1%	1.2%

B. General & administrative expenses
Percent of revenue	9.3%	8.9%	9.2%	9.1%
Per treatment	$32.28	$30.60	$30.93	$31.45
Per treatment increase (decrease) from previous quarter	5.5%	(8.5)%	4.0%	—
Per treatment increase (decrease) from previous year	4.4%	2.9%	(4.1)%	3.6%

C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	2.6%	2.6%

D. Consolidated effective tax rate from continuing operations	39.3%	40.0%	39.5%	39.6%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Six months ended June 30, 2007
	June 30, 2007		March 31, 2007		June 30, 2006
Cash Flow
Operating cash flow	$125.9		$88.0		$256.1		$213.9
Operating cash flow, last twelve months	$501.0		$631.2		$500.5		$—
Operating cash flow excluding the income tax payment on divested centers last twelve months (1)	$501.0		$631.2		$585.8		$—
Free cash flow (1)	$101.7		$61.4		$227.5		$163.2
Free cash flow, last twelve months (1)	$389.5		$515.2		$410.7		$—
Free cash flow excluding the income tax payment on divested centers last twelve months (1)	$389.5		$515.2		$496.1		$—
Capital expenditures:
Development and relocations	$30.8		$22.5		$37.3		$53.4
Routine maintenance/IT/other	$24.7		$26.9		$30.1		$51.6
Acquisition expenditures	$6.1		—		$46.7		$6.3

Accounts Receivable
Net receivables	$960		$907		$859
DSO	69		66		67

Debt/Capital Structure
Total debt, excluding debt premium of $5 million	$3,703		$3,750		$3,944
Net debt, net of cash, excluding debt premium of $5 million	$3,306		$3,394		$3,605
Leverage ratio (see Note 1)	3.23	x	3.48	x	4.07	x

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	93.4%		92.9%		93.1%
Patients with albumin ≥ 3.5	83.8%		83.1%		83.5%
Patients with HCT ≥ 33	83.8%		85.1%		85.1%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

	Rolling 12-months ended June 30, 2007
Income from continuing operations	$368,826
Income taxes	238,760
Debt expense including the write-off of deferred financing costs	269,412
Depreciation and amortization	182,535
Minority interests and equity income, net	42,896
Valuation gain on Product Supply Agreement	(93,243)
Other	(2,650)
Stock-based compensation expense	31,261

“Consolidated EBITDA”	$1,037,797

	June 30, 2007
Total debt, excluding debt premium of $5 million	$3,703,127
Letters of credit issued	50,131

	3,753,258
Less: cash and cash equivalents	(396,902)

Consolidated net debt	$3,356,356

Last twelve months “Consolidated EBITDA”	$1,037,797

Leverage ratio	3.23	x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 5.75 to 1.0 as of June 30, 2007. At that date, the Company’s leverage ratio did not exceed 5.75 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement and gains on the sale of investment securities:

We believe that income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement and gains on the sale of investment securities enhances a user’s understanding of our normal income from continuing operations and net income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Amended Product Supply Agreement and non-recurring gains on the sale of investment securities and accordingly is more comparable to prior periods and indicative of consistent income from continuing operations and net income. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to income from continuing operations and net income.

	Three months ended			Six months ended June 30, 2007
	June 30, 2007	March 31, 2007	June 30, 2006
Income from continuing operations	$125,024	$76,582	$64,329	$201,606
Less: Valuation gain	(55,275)	—	—	(55,275)
Gain on the sale of investment securities	(4,234)	—	—	(4,234)
Add: Related income tax	23,149	—	—	$23,149

	$88,664	$76,582	$64,329	$165,246

Net income	$125,024	$76,582	$63,237	$201,606
Less: Valuation gain	(55,275)	—	—	(55,275)
Gain on the sale of investment securities	(4,234)	—	—	(4,234)
Add: Related income tax	23,149	—	—	23,149

	$88,664	$76,582	$63,237	$165,246

2. Operating income excluding the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Amended Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended			Six months ended June 30, 2007
	June 30, 2007	March 31, 2007	June 30, 2006
Operating income	$261,217	$193,317	$171,752	$454,534
Less: Valuation gain	(55,275)	—	—	(55,275)

	$205,942	$193,317	$171,752	$399,259

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Operating cash flow, excluding the income tax payment on divested centers:

We believe that operating cash flow excluding the income tax payment on divested centers enhances a user’s understanding of our normal operating cash flows for these periods by providing a measure that is more meaningful because it excludes non-recurring transactions that can cause unusual fluctuations in our operating cash flows and accordingly is more comparable to prior periods and indicative of consistent operating cash flow items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Rolling 12-Month Period
	June 30, 2007	March 31, 2007	June 30, 2006
Cash provided by operating activities	$500,977	$631,166	$500,479
Income tax payment on divested centers	—	—	85,328

	$500,977	$631,166	$585,807

4. Free cash flow and free cash flow, excluding the income tax payment on divested centers:

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow and free cash flow excluding the income tax payment on divested centers are useful adjuncts to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements and because free cash flow excluding the income tax payment on divested centers excludes a non-recurring transaction that can cause unusual fluctuations in our free cash flows and accordingly is more comparable to prior periods and indicative of consistent free cash items. Free cash flow and free cash flow excluding the income tax payment on divested centers are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2007
	June 30, 2007	March 31, 2007	June 30, 2006
Cash provided by operating activities	$125,901	$88,031	$256,090	$213,932
Less: Expenditures for routine maintenance and information technology	(24,157)	(26,589)	(28,640)	(50,746)

Free cash flow	$101,744	$61,442	$227,450	$163,186

	Rolling 12-Month Period
	June 30, 2007	March 31, 2007	June 30, 2006
Cash provided by operating activities	$500,977	$631,166	$500,479
Less: Expenditures for routine maintenance and information technology	(111,511)	(115,994)	(89,757)

Free cash flow	$389,466	$515,172	$410,722
Income tax payment on divested centers	—	—	85,328

	$389,466	$515,172	$496,050